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EXHIBIT 10.2

SECOND AMENDMENT TO
KEY EXECUTIVE DISABILITY PLAN

SCOTT'S LIQUID GOLD-INC.

AUTHORITY

        The Key Executive Disability Plan ("the Plan") of Scott's Liquid Gold-Inc. was established on July 2, 1982 by action of the Board of Directors of Scott's Liquid Gold-Inc.("the Corporation") out of an awareness (a) that the able performance of all of the Corporation's officers directly relates to the achievement of corporate profit objectives; and (b)that it is in the Corporation's best interest to provide a reasonable degree of personal security for such persons ("Executive" or "Executives") so as to alleviate concerns which may otherwise detract from such performance. That Plan was amended on June 10, 1987 and is hereby amended this 14th day of May 1992.

INTENT

        The Plan's intent is to provide the executive with his/her regular salary during periods of long-term disability in excess of ninety (90) calendar days, the first ninety calendar days being covered by another plan. The term "executive" or "executives" as used herein shall be understood to mean the Chairman of the Board, President, Executive Vice President, and Treasurer of Scott's Liquid Gold-Inc.

EXECUTIVE CLASSIFICATIONS

        For the purpose of this Plan, there shall be two executive classifications as follows:

        Class A Executive—entitled to receive 100% of basic monthly compensation ninety (90) days from date of disability to date of executive's demise, provided the executive was actively employed by the Corporation at the time his disability occurs. Only the Corporation's Chairman of the board is eligible for this classification.

        Class B Executive—entitled to receive 100% of basic monthly compensation ninety (90) calendar days from date of disability to age seventy (70) or to the date of the executive's death, whichever shall first occur, provided the executive was actively employed by the Corporation at the time his disability occurs. All eligible executives other than the Corporation's Chairman of the Board fall into this classification.

PAYMENTS UNDER THE PLAN

        Class A Executive—Ninety days from the date of disability, the executive will be paid 100% of his basic salary on the same date as the Corporation's (or subsidiary's) other employees are paid.

        Class B Executive—entitled to receive 100% of basic monthly compensation ninety (90) calendar days from date of disability to age seventy (70) or to the date of the executive's death, whichever shall first occur. All eligible executives other than the Corporations Chairman of the Board fall into this classification.

KEY EXECUTIVE DISABILITY PLAN
AS AMENDED MAY 14, 1992

SEPARATE OR RECURRING PERIODS OF DISABILITY

        Each period of disability shall end when the executive is certified by a licensed medical doctor to be physically and/or mentally capable of returning to work to perform his or her normal business functions. Should the disability for which the executive was absent from work recur within the executive's "employment year", which is understood to run from employment anniversary date to anniversary date, or should a separate disability arise within such employment year, the benefits available under this Plan shall resume without regard to the 90-day waiting period. However, such waiting period shall apply to any new and separate disability occurring in the next succeeding employment year.

INSURANCE

        The Corporation shall have the right to insure each eligible executive against the risks covered by this Plan. In the event that such insurance is deemed by the Corporation to be desirable, each eligible executive is required to do all things necessary to obtain such insurance. However, the non-insurability of an executive initially (or subsequently as his/her basic salary may increase), shall not preclude the payment of all benefits provided by this Plan.

TERMINATION OF BENEFITS

        Except as otherwise provided, benefits available under this Plan shall cease as of the date of the executive's change in employment status, which shall mean either the executive's termination or his/her continued employment in a capacity other than one described under AUTHORITY and INTENT. However, should such change in employment status take place during any period of disability, all of the benefits set forth in this Plan shall continue to be paid as if the executive's employment status had not changed.

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  EXHIBIT 10.2